Exhibit 10.2

AMENDMENT NO. 1 TO

EMPLOYMENT AGREEMENT

This Amendment No. 1 to Employment Agreement (this “Amendment”), is executed as of March 22, 2011, by and among Sunstone Hotel Investors, Inc., a Maryland corporation (“Sunstone”), Sunstone Hotel Partnership, LLC, a Delaware limited liability company (the “Operating Partnership”), and Kenneth E. Cruse (the “Executive”).

WHEREAS, Sunstone, the Operating Partnership and the Executive are parties to an Employment Agreement (the “Employment Agreement”), effective as of the Effective Date (as defined in the Employment Agreement;

WHEREAS, in connection with the departure of Sunstone’s Chief Executive Officer, the Executive was appointed as President and Chief Financial Officer, effective December 17, 2010, and will cease to serve as Chief Financial Officer on or before April 4, 2011;

WHEREAS, of even date herewith, Sunstone and the Operating Partnership have entered into an employment agreement with the Executive’s successor to the Chief Financial Officer position; and

WHEREAS, Sunstone, the Operating Partnership and the Executive desire to amend the Employment Agreement for the Executive’s continued service as President of Sunstone and the Operating Partnership.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties agree as follows:

1.     Position and Duties.

(a)    Section 2(a)(i) of the Employment Agreement shall be deleted in its entirety and replaced with the following:

“During the Employment Period, the Executive shall serve as President of Sunstone and the Operating Partnership and shall perform such employment duties as are usual and customary for such position and such other duties as the Company shall from time to time reasonably assign to the Executive. The Executive shall report directly to the Executive Chairman of Sunstone.”

2.    Compensation

(a)     The first sentence of Section 2(b)(i) of the Employment Agreement shall be deleted in its entirety and replaced with the following:

“Commencing January 1, 2011, the Executive shall receive a base salary (the “Base Salary”) of Four Hundred Thousand Dollars ($400,000) per annum.”

(b)    The second sentence of Section 2(b)(ii) of the Employment Agreement shall be deleted in its entirety and replaced with the following:

“The amount of any Annual Bonus and the performance goals applicable to such Annual Bonus for the relevant year shall be determined in accordance with the terms and conditions of said bonus plan as in effect from time to time with the following award levels: (1) threshold equal to 75% of Base Salary; (2) target equal to 150% of Base Salary (“Target Annual Bonus”); (3) high equal to 200% of Base Salary; and (4) superior (maximum) equal to 225% of Base Salary; provided, however, that no minimum bonus is guaranteed and any bonus may equal zero in any given year.”

(c)    The second sentence of Section 2(b)(iii) of the Employment Agreement shall be deleted in its entirety and replaced with the following:

“The form, amount and terms of equity awards, if any, shall be determined by the Compensation Committee in accordance with the terms and conditions of plans as in effect from time to time with the following award levels: (1) threshold equal to 150% of Base Salary; (2) target equal to 225% of Base Salary; (3) high equal to 300% of Base Salary; and (4) superior (maximum) equal to 350% of Base Salary; provided, however, that no minimum equity award is guaranteed and any award may equal zero in any given year. Any such grants shall be evidenced in the form equity award agreements customarily utilized by the Company for its senior executives.”

3.    Effect on Employment Agreement. The terms of the Employment Agreement not modified by this Amendment will remain in force and are not affected by this Amendment.

4.    Miscellaneous. This Amendment will be governed and construed in accordance with the laws of the State of California, without reference to principles of conflict of laws. Capitalized terms used but not defined in this Amendment shall have the meanings ascribed to them in the Employment Agreement.

[Signatures appear on next page.]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first written above.

EXECUTIVE:	SUNSTONE HOTEL INVESTORS, INC., a Maryland corporation

/s/ Kenneth E. Cruse	By:	/s/ Robert A. Alter
Kenneth E. Cruse		Name: Robert A. Alter
Its: Executive Chairman

SUNSTONE HOTEL PARTNERSHIP, LLC, a Delaware limited liability company

By:	Sunstone Hotel Investors, Inc.
Its: Managing Member

By:	/s/ Robert A. Alter
Name: Robert A. Alter
Its: Executive Chairman

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